Exhibit 4.04

EXECUTION COPY

Kabel Deutschland GmbH

$610,000,000 10.625% Senior Notes due 2014
€ 250,000,000 10.750% Senior Notes due 1014

REGISTRATION RIGHTS AGREEMENT

July 2, 2004

Deutsche Bank AG London
Morgan Stanley & Co. International Limited
Citigroup Global Markets Limited
Goldman Sachs International
As Representatives of the Initial Purchasers
c/o          Deutsche Bank AG London

Winchester House

1 Great Winchester Street

London EC2N 2DB

Dear Sirs:

Kabel Deutschland GmbH, a limited liability company organized and existing under the laws of Germany (the “Company”) proposes to issue and sell (the “Offering”) to Deutsche Bank AG London and the several initial purchasers listed in Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”) upon the terms set forth in a purchase agreement, dated June 24, 2004 (the “Purchase Agreement”) €250,000,000 in aggregate principal amount of its 10.750% Senior Notes due 2014 (the “Euro Notes”) and $610,000,000 in aggregate principal amount of its 10.625% Senior Notes due 2014 (the “Dollar Notes” and together with the Euro Notes, the “Initial Securities”).  The Initial Securities are to be issued under an indenture (the “Indenture”), of even date herewith by and among the Company, Kabel Deutschland Vertrieb und Service GmbH & Co. KG (“KDS”), a limited partnership organized and existing under the laws of Germany, Kabel Asset GmbH & Co. KG (“New KDS”), a limited partnership organized and existing under the laws of Germany (together, the “Guarantors”) and Law Debenture Trust Company of New York, as trustee (the “Trustee”).  The Initial Securities will be secured by second priority pledges over all partnership interests in the Guarantors pursuant to pledge agreements (the “Interest Pledges”) and over all shares in Kabel Deutschland Verwaltungs GmbH (“KDV”) pursuant to a pledge agreement (the “Share Pledge”), of even date herewith, 2004 and will be guaranteed on a senior subordinated basis by the Guarantors (the “Guarantees”).

1.  Registered Exchange Offer.  The Company and the Guarantors shall, at their own cost, prepare and, no later than April 30, 2006 (or if April 30, 2006 is not a business day, the first business day thereafter), file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 7 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the “Exchange Securities”) of the Company issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 7 hereof) that would be registered under the Securities Act.  The Company and the Guarantors shall use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 180 days (or if the 180th day is not a business day, the first business day thereafter) after April 30, 2006 (or if April 30, 2006 is not a business day, the first business day thereafter) and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders.

The Company and the Guarantors may, in lieu of an initial filing of the Exchange Offer Registration Statement, confidentially submit such Exchange Offer Registration Statement with the Commission; provided that they shall promptly provide to the Trustee a copy of the cover letter accompanying such submission.  If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, (b) acquires the Exchange Securities in the ordinary course of such Holder’s business, (c) has no arrangements or understanding with any person to participate in the distribution of the Exchange Securities and (d) is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section (or comparable section, however captioned), and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Private Exchange Securities (as defined below) acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 9.B and 9.D of Form 20-F under the Securities Act, as applicable, in connection with such sale.

The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 4(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, to the Initial Securities (the “Private Exchange Securities”).  The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called “Securities.”

In connection with the Registered Exchange Offer, the Company shall:

(a)  mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)  keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c)  utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)  otherwise comply with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(x)  accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(y)  deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z)  cause the trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions applicable to the Initial Securities and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an

“affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company and the Guarantors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.  Shelf Registration.  If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 210 days of April 30, 2006 (or if the 210th day is not a business day, the first business day thereafter), (iii) any Initial Purchaser so requests in writing with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange, the Company shall take the following actions:

(a)  The Company and the Guarantors shall, at their cost, (i) as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this Section 2) file with the Commission and thereafter shall use their reasonable best efforts to cause to be declared effective a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) and (ii) (A) in the case of clause (i) in the precededing paragraph, use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 180 days following April 30, 2006 (or if such date is not a business day, the first business day thereafter) and (B) in the case of clauses (ii), (iii) and (iv) of the preceding paragraph, use their reasonable best efforts to cause a Shelf Registration Statement to be declared effective on or prior to the 180th day (or if the 180th day is a business day, the first day thereafter) after which the Shelf Registration Statement is required to be filed on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 7 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.  The Company and the Guarantors may, in lieu of an initial filing of a Shelf Registration Statement, confidentially submit such Shelf Registration Statement with the Commission; provided that they shall promptly provide to the Trustee a copy of the cover letter accompanying such submission.

(b)  The Company and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of time that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) can be sold pursuant to Rule 144 (k) under the Securities Act, or any successor rule thereof (any such case, the “Shelf Registration Period”).  The Company and the Guarantors shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if either the Company or the Guarantors voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (A) such action is required by applicable law or (B) such action was permitted by Section 2(c) hereof.

(c)  Notwithstanding the provisions of Section 2(b) hereof, the Company may issue a notice suspending the use of the Shelf Registration Statement pending the announcement of a material business combination or other material corporate event or other material development; provided that no more than two such notices may be issued in any consecutive twelve-month period.

(d)  Notwithstanding any other provisions of this Agreement to the contrary, the Company and the Guarantors shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.  Piggyback Registration.  If the Company or the Guarantors at any time propose or are required to register under the Securities Act any high yield bonds issued to refinance borrowings under the Senior Credit Agreement, dated March 29, 2004, as amended and restated, in the amount of €2,600,000,000 among the Company, certain of its subsidiaries and the lenders named therein, or under the Bridge Credit Agreement, dated March 29, 2004, as amended and restated, in the amount of €1,575,000,000 among the Company and the lenders named therein, or in lieu of, or in addition to the facilities provided under the Senior Credit Agreement and the Bridge Credit Agreement, in each case in connection with any of the Target Acquisitions or the Alternative Transaction (each as defined in the offering memorandum dated June 24, 2004 for €250,000,000 10.750% Senior Notes due 2014 and $610,000,000 10.625% Senior Notes due 2014 of the Company), they will include in such registration statement the Transfer Restricted Securities.

4.  Registration Procedures.  In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)  The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section (or comparable sections, however captioned) and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 9.B and 9.D of Form 20-F under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

(b)  The Company shall give written notice to the Initial Purchasers, the Holders of the Securities covered by the Registration Statement and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)  when the Registration Statement or any amendment thereto has been filed (or submitted on a confidential basis) with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for amendments or supplements to the Registration Statement following its effective date or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)  of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)  The Company and the Guarantor shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d)  The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e)  The Company shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f)  The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company and the Guarantors consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)  The Company shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request.  The Company and the Guarantor consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)  Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company and the Guarantors will use their reasonable best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company and the Guarantors will not be required to (i) qualify generally to do business in any jurisdiction where they are not then so qualified or (ii) take any action which would subject them to general service of process or to taxation in any jurisdiction where they are not then so subject.

(i)  The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)  Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 4(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company and the Guarantors shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 4(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in

Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 4(j).

(k)  Not later than the effective date of the applicable Registration Statement, the Company will provide CUSIP, Common Code and ISIN number, as applicable, for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company, Euroclear System or Clearstream Banking, as applicable.  The Company shall give notice of the CUSIP, Common Code and ISIN numbers for the Exchange Securities and the Private Exchange Securities to the Luxembourg Stock Exchange, and notice containing that information shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

(l)  The Company and the Guarantor will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to their security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Registration Statement.

(m)  The Company and the Guarantor shall cause the indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification.  In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)  The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(o)  In the case of any Shelf Registration, the Company and the Guarantors shall enter into such customary agreements (including, if requested by Holders of a majority aggregate principal amount of Securities and registered under the Shelf Registration Statement, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority of the aggregate principal amount of Securities being registered under the Shelf Registration Statement shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p)  In the case of any Shelf Registration, the Company and the Guarantors shall (i) make reasonably available for inspection at a location where they are normally kept during normal business hours by the Holders of the Securities eligible for registration under the Shelf Registration Statement, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and (ii) cause the Company’s and the Guarantor’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent (each, an “Inspector”) in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that, to the extent customary for such Inspector in similar transactions, any such Inspector shall first agree in writing with the Company and the Guarantors that any information that is designated by the Company and the Guarantors in good faith as confidential at the time such information is made available shall be kept confidential by such Inspector, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Shelf Registration Statement or the use of any prospectus), (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (D) such information becomes available to such Inspector from a source other than the Company or the Guarantors and such source is not known by the relevant Holder to be bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company or any Guarantor; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by one representative designated by and on behalf of the Holders.

(q)  In the case of any Shelf Registration, the Company and the Guarantors, if requested by Holders of the majority in aggregate amount of Securities covered thereby or the managing underwriters (if any) in association with such Shelf Registration Statement, shall cause (i) their counsel to deliver an opinion and updates thereof relating to the Securities in customary form for underwritten offerings and covering such other matters as may be reasonably requested by such Holders or underwriters addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement; (ii) their officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters (if any) of the applicable Securities and (iii) their independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefore (if any) a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r)  If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(s)  In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantor will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(t)  The Company and the Guarantors shall use their reasonable best efforts to take all other steps necessary to affect the registration of the Securities covered by a Registration Statement contemplated hereby.

5.  Registration Expenses.  The Company and the Guarantors, jointly and severally, shall bear all fees and expenses incurred in connection with the performance of their obligations under Sections 1 through 4 hereof (including the reasonable fees and expenses, if any, of counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith, provided however that the enforcement of any claim under this clause 5 against the Guarantors for payment of fees and expenses incurred by KDG in connection with the performance of its obligations under Sections 1 through 4 hereof shall be, at the date hereof and at any time hereafter until the full and complete discharge of any and all such claims, limited to the extent that such enforcement would have the effect of causing KDV’s Net Assets (as defined in Clause 6 below) to fall below an amount equal to its registered share capital (Stammkapital).  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holders Securities.

6.  Indemnification.  (a)  The Company and the Guarantors, jointly and severally agree to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company and the Guarantors shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer and provided further, however, that, to the extent that any such claim against KDS or New KDS for indemnification or holding harmless from any losses, claims, damages or liabilities, or any other actions in respect thereof (including but not limited to any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) (the “Losses”) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in the case of KDS, relates solely to or is only made by KDG or, in the case of New KDS, relates solely to or is made only by KDG and/or KDS, the enforcement of any such claim against KDS or New KDS for indemnification or holding harmless from any Losses shall be, at the date hereof and at any time hereafter until the full and complete discharge of any and all such claims, limited to the extent that such enforcement would have the effect of causing KDV’s Net Assets (as defined below) to fall below an amount equal to its registered share capital (Stammkapital);  KDV’s Net Assets (the “Net Assets”) are calculated as KDV’s total assets less its liabilities (including accruals (Rückstellungen)); for the purposes of calculating the Net Assets, loans and other contractual liabilities incurred in violation of the provisions of the Purchase Agreement, any of the other Transaction Documents (as defined in the Purchase Agreement), the Amended and Restated Senior Credit Agreement dated May 26, 2004, and executed May 27, 2004 among KDG, KDS, Deutsche Bank AG London, as amended, and the Amended and Restated Bridge Credit Agreement dated May 26, 2004 and executed May 27, 2004 among, inter alios, KDG, KDS and Deutsche Bank AG London, as amended, shall be disregarded.  Furthermore, in the event that KDV should not have sufficient assets to maintain its capital, KDV shall, in order to determine its Net Assets, realize any and all of its assets that (i) are reflected on the balance sheet with a book value (Buchwert) which is significantly lower than the market value of such assets, and (ii) are not necessary for the relevant company’s business (betriebsnotwendig); provided further, however, that this indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have to such Indemnified Party.  The Company and the Guarantor shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)  Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company, the Guarantors and each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company, the Guarantors or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company, the Guarantors or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, the Guarantors or any of their controlling persons.

(c)  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection  (a) or (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  The indemnifying party shall not be liable for any settlement of any action, proceeding or claim effected without its prior written consent (such consent not to be unreasonably withheld).

(d)  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities for Exchange Securities and the resale of Securities under a Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding any other provision of this Section 6(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)  The agreements contained in this Section 6 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

7.  Additional Interest Under Certain Circumstances.  (a)  Additional interest (the “Additional Interest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (vi) below a “Registration Default”), :

(i)  If by April 30, 2006 (or if April 30, 2006 is not a business day, the first business day thereafter), the Exchange Offer Registration Statement required by this Agreement has not been filed (or submitted or a confidential basis) with the Commission;

(ii)  If within 180 days of April 30, 2006 (or if the 180th day is not a business day, the first business day thereafter) the Exchange Offer Registration Statement or, if obligated to file (or submit on a confidential basis) a Shelf Registration Statement pursuant to Section 2(i) above, the Shelf Registration Statement is not declared effective by the Commission;

(iii)  If the Exchange Offer is not consummated on or before the 30th day (or if the 30th day is not a business day, the first business day thereafter) after the Exchange Offer Registration Statement is declared effective by the Commission;

(iv)  If obligated to file (or submit on a confidential basis) a Shelf Registration Statement, such Shelf Registration Statement is not filed with (or submitted on a confidential basis to) the Commission on or before the 30th day (or if the 30th day is not a business day, the first business day thereafter) after the date (the “Shelf Filing Date”) on which the obligation to file a Shelf Registration Statement arises;

(v)  If obligated to file (or submit on a confidential basis) a Shelf Registration Statement pursuant to Section 2(ii), (iii) or (iv) above, the Shelf Registration Statement is not declared effective on or before the 180th day (or if the 180th day is not a business day, the first business day thereafter) after the Shelf Filing Date;

(vi)  If after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraphs (b) and (c) below) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum for the first 180-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period, up to a maximum Additional Interest rate of 2.0% per annum..

(b)  A Registration Default referred to in Section 7(a)(vi)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)  Notwithstanding Section 7(a)(vi) hereof, a Registration Default shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if the Company issues notices suspending the Shelf Registration Statement in accordance with Section 2(c)

hereof.  In the event that the aggregate number of days in any consecutive twelve-month period for which such notices are issued and effective exceeds 60 days in the aggregate, the interest rate borne by the Securities eligible to be registered under the Shelf Registration Statement shall be increased by 0.50% per annum for the first 180-day period immediately following any such notice (which rate will be increased by an additional 0.50% per annum with respect to each subsequent 90-day period; provided that the aggregate increase in such annual interest rate shall in no event exceed 2.0% per annum).  Upon the issuance of a notice by the Company that the Shelf Registration Statement is usable (and the Shelf Registration Statement is so usable) again after the period of time described in the preceding sentence, the accrual of such additional interest will cease and the interest rate on such Securities will revert to the rate set forth in the title of the Securities.

(d)  Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii), (iv), (v) or (vi) of Section 7(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(e)  ”Transfer Restricted Securities” means each Security until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Initial Security for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

8.  Rules 144 and 144A.  The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A.  The Company covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).  Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

9.  Underwritten Registrations.  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering subject to the prior written consent of the Company (which consent shall not be unreasonably withheld).

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.  Luxembourg Listing.  The Company and the Guarantors shall use their reasonable best efforts to have the Securities listed on the Luxembourg Stock Exchange (or, failing the approval of the listing of the Securities on the Luxembourg Stock Exchange, they will use their reasonable best efforts to cause the Securities to be listed on another stock exchange satisfactory to the Initial Purchasers) as soon as practicable and in any event prior to the date of the first interest payment on the applicable Securities and cause that such listing continues for so long as any of the applicable Securities are outstanding.  In the event of a Registered Exchange Offer, the Company shall (i) give notice to the Luxembourg Stock Exchange  or such other stock exchange announcing the beginning of the Registered Exchange Offer, and following completion of such offer, the results of such offer and shall publish such notice in a newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or  where such other stock exchange is located and (ii) appoint an exchange agent in Luxembourg or where such other exchange is located, through which all relevant documents with respect to the Registered Exchange Offer will be made available; the exchange agent shall be able to perform all agency functions to be performed by an exchange agent, including providing a letter of transmittal and other relevant documents to Holders, and accepting such documents on behalf of the Company.

11.  Miscellaneous.

(a)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

(b)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)  if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2)  if to the Initial Purchasers;

Deutsche Bank AG London

Winchester House

1 Great Winchester Street

London EC2N 2DB

with a copy to:

Cravath, Swaine & Moore LLP

CityPoint

One Ropemaker Street

London EC2Y 9HR

(3)           if to the Company or the Guarantors:

Kabel Deutschland GmbH

Betastrasse 6-8

D-85774 Unterföhring

Germany

Attention:              Chief Financial Officer

Facsimile No.:       +49 89 96010 198

with a copy to:

Simpson Thacher & Bartlett LLP

CityPoint

One Ropemaker Street

London EC2Y 9HU

Attention:              Ryerson Symons

Facsimile No.:       + 44 20 7275 6502

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c)  No Inconsistent Agreements.  The Company and the Guarantors have not, as of the date hereof, entered into, nor shall, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d)  Successors and Assigns.  This Agreement shall be binding upon the Company, the Guarantors and their successors and assigns.

(e)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)  Securities Held by the Company.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j)   Agent for Service; Submission to Jurisdiction; Waiver of Immunities.  To the fullest extent permitted by applicable law, each of the Company and the Guarantors submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding arising under or in connection with this Agreement or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  Each of the Company and the

Guarantors, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and irrevocably waives to the fullest extent it may effectively do so any objection it may now or hereafter have to the laying of venue of any such proceeding, and hereby irrevocably designates and appoints CT Corporation Systems at Eighth Avenue, New York, New York 10011 (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding.  Each of the Company and the Guarantors represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing.  Each of the Company and the Guarantors hereby irrevocably authorizes and directs its Authorized Agent to accept such service.  Each of the Company and the Guarantors further agrees that service of process upon its Authorized Agent and written notice of said service to it mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.  Each of the Company and the Guarantors agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.  Notwithstanding the foregoing, any action against any of the Company and the Guarantors arising out of or in connection with this Agreement or the transactions contemplated hereby may also be instituted by any Holder of Securities, its officers and employees or any person who controls such Holder (within the meaning of Rule 405 under the Securities Act) in any competent court in Germany and each of the Company and the Guarantors expressly accepts the jurisdiction of any such court in any such action.

Each of the Company and the Guarantors hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or in connection with this Agreement or any of the transactions contemplated hereby.

The provisions of this clause (j) are intended to be effective upon the execution of this Agreement without any further action by the Company and the Guarantors or the Holders of Securities and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

(k)  Judgment Currency.  The indemnifying party agrees to indemnify the indemnified party against any loss incurred as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed or paid in a currency (the “Judgment Currency”) other than euros and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into such Judgment Currency for the purposes of such judgment or order, and (ii) the spot rate of exchange in the City of New York at which any such person on the date of payment of such judgment or order is able to purchase euros with the amount of the Judgment Currency actually received by such person.  The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums or costs of exchange payable in connection with the purchase of, or conversion into, euros.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company and the Guarantors in accordance with its terms.

Very truly yours,

KABEL DEUTSCHLAND GMBH

By:	/s/ R. Steindorf
Name: R. Steindorf
Title: CEO

By:	/s/ Paul Thomason
Name: Paul Thomason
Title: CFO

KABEL DEUTSCHLAND VERWALTUNGS
GMBH FOR AND ON BEHALF OF KABEL
DEUTSCHLAND VERTRIEB AND SERVICE
GMBH & CO. KG

By:	/s/ R. Steindorf
Name: R. Steindorf
Title: CEO

By:	/s/ Paul Thomason
Name: Paul Thomason
Title: CFO

KABEL DEUTSCHLAND VERWALTUNGS
GMBH FOR AND ON BEHALF OF KABEL
ASSET GMBH & CO. KG

By:	/s/ R. Steindorf
Name: R. Steindorf
Title: CEO

By:	/s/ Paul Thomason
Name: Paul Thomason
Title: CFO

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date above first written.

DEUTSCHE BANK AG LONDON
For itself and on behalf of the
several Initial Purchasers listed in
Schedule I hereto.

By:	/s/ Guy du Parc Braham
Name: Guy du Parc Braham
Title: Director

By:	/s/ Anthony Forshaw
Name: Anthony Forshaw
Title: Director

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
For itself and on behalf of the
several Initial Purchasers listed in
Schedule I hereto.

By:	/s/ Harry Stanley
Name: Harry Stanley
Title: Executive Director

CITIGROUP GLOBAL MARKETS LIMITED
For itself and on behalf of the
several Initial Purchasers listed in
Schedule I hereto.

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly authorized attorney

GOLDMAN SACHS INTERNATIONAL
For itself and on behalf of the
several Initial Purchasers listed in
Schedule I hereto.

By:	/s/ Francesca McWilliams
Name: Francesca McWilliams
Title: Authorized Signatory

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the consummation of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until [DATE] all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers.  Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities.  Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1) In addition, the legend required by Item 502(b) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

☐            CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

The undersigned represents that it is not an affiliate (within the meaning of Rule 405 of the Securities Act of 1933, as amended) of the issuer.  If the undersigned is not a broker-dealer, the undersigned represents that it acquired the Exchange Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities and it has no arrangement or understanding with any person to participate in a distribution of Exchange Securities.  If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.